Exhibit 99.1

ELCOM TECHNOLOGIES INC. AND SUBSIDIARIES

FINANCIAL STATEMENTS

With Independent Auditors’ Report

DECEMBER 31, 2011 AND 2010

Independent Auditors’ Report

April 16, 2012

To the Board of Directors and Stockholders of

Elcom Technologies, Inc. and Subsidiaries

Rockleigh, New Jersey

We have audited the accompanying consolidated balance sheets of Elcom Technologies, Inc. and Subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Elcom Technologies, Inc. and Subsidiaries of December 31, 2011 and 2010, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Becher, Della Torre, Gitto & Company
Becher, Della Torre, Gitto & Company

Ridgewood, New Jersey

Elcom Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31,

	2011	2010

Assets
Current assets:
Cash	$584,970	$1,777,816
Accounts receivable, net of allowance for doubtful accounts of $60,781 and $8,739, respectively	1,164,364	1,198,493
Inventory	3,089,702	3,194,163
Prepaid expenses and other current assets	57,744	45,283
Total current assets	4,896,780	6,215,755

Property, plant and equipment, net	598,145	873,797
Other assets
Demo units, net	154,825	39,673
Deposits	35,576	35,576

Total assets	$5,685,326	$7,164,801

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$509,968	$561,631
Customer advances	214,519	57,180
Current maturities of capital lease obligations	185,422	172,652
Current portion of long-term debt (net of unamortized debt discount of $0 and $48,366 at December 31, 2011 and 2010, respectively – See Note 4)	1,500,000	1,451,634
Stockholder loan payable	1,295,000	995,000
Accrued expenses	749,292	807,122
Warranty reserve	370,000	370,000

Total current liabilities	4,824,201	4,415,219

Long-term liabilities
Capital lease obligations, net of current maturities	89,854	279,819
Total long-term liabilities	89,854	279,819

Total liabilities	4,914,055	4,695,038
Stockholders' equity:
Common stock, $0.01 par value; 4,825,000 shares authorized, 782,378 shares issued and outstanding at December 31, 2011 and 2010. (See Note 8 for liquidation preferences.)	7,824	7,824
Preferred stock series A, $0.01 par value; 750,000 shares authorized, 217,336 convertible shares issued and outstanding at December 31, 2011 and 2010. (See Note 8 for formula-based liquidation preferences.)	2,174	2,174
Preferred stock series A-1, $0.01 par value; 1,575,000 shares authorized, 791,831 convertible shares issued and outstanding at December 31, 2011 and 2010. (See Note 8 for formula-based liquidation preferences.)	7,917	7,917
Additional paid-in capital	11,722,505	11,712,799
Accumulated deficit	(10,969,149)	(9,260,951)
Total stockholders’ equity	771,271	2,469,763

Total liabilities and stockholders' equity	$5,685,326	$7,164,801

The accompanying notes are an integral part of the financial statements.

Elcom Technologies, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Years Ended December 31,

	2011	2010

Net sales	$8,616,889	$11,223,685

Cost of goods available for sale
Inventory - beginning	3,194,163	3,136,257
Direct materials	2,014,809	2,839,214
Direct labor	1,220,281	998,580
Overhead	3,122,851	2,893,046
Total cost of goods available for sale	9,552,104	9,867,097
Inventory – ending	(3,089,702)	(3,194,163)
Total cost of goods sold	6,462,402	6,672,934
Gross profit	2,154,487	4,550,751

Operating expenses
Selling expenses	1,351,640	1,597,008
Research and development	928,151	1,622,411
General and administrative	1,044,394	965,478
Total operating expenses	3,324,185	4,184,897
Income (loss) from operations	(1,169,698)	365,854

Other income (expense):
Interest income	4,013	4,714
Interest expense	(255,215)	(253,990)
Other expenses	(282,185)	-
Gain on sale/disposal of property and equipment	-	28,481
Total other income (expense)	(533,387)	(220,795)
Income (loss) before income taxes	(1,703,085)	145,059
Income tax expense	5,113	2,000
Net income (loss)	$(1,708,198)	$143,059

The accompanying notes are an integral part of the financial statements.

Elcom Technologies, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

For the Years Ended December 31, 2011 and 2010

			Preferred Stock		Preferred Stock
	Common Stock		Series A		Series A- 1
	Number	Par	Number	Par	Number		Additional	Accumulated
	of Shares	Value	of Shares	Value	of Shares	Amount	Paid in Capital	Deficit	Total

Balance at December 31, 2009	782,378	$7,824	217,336	$2,174	791,831	$7,917	$11,694,250	$(9,404,010)	$2,308,155

Share-based compensation							18,549		18,549
Net income								143,059	143,059

Balance at December 31, 2010	782,378	7,824	217,336	2,174	791,831	7,917	11,712,799	(9,260,951)	2,469,763

Share-based compensation							9,706		9,706
Net income								(1,708,198)	(1,708,198)

Balance at December 31, 2011	782,378	$7,824	217,336	$2,174	791,831	$7,917	$11,722,505	$(10,969,149)	$771,271

The accompanying notes are an integral part of the financial statements.

Elcom Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31,

	2011	2010

Cash flows from operating activities
Net income (loss)	$(1,708,198)	$143,059
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities
Provision for bad debts	52,042	-
Inventory reserve	507,451	335,584
Gain on sale of property and equipment	-	(28,481)
Depreciation	298,901	338,736
Amortization of debt discount	48,366	48,372
Non-cash compensation	9,706	18,549
Accounts receivable	(17,913)	128,188
Inventory	(402,990)	(393,490)
Prepaid expenses and other current assets	(12,461)	26,285
Demo units, net	(115,152)	(3,834)
Deposits	-	(5,600)
Accounts payable	(51,663)	(13,537)
Customer advances	157,339	(6,176)
Accrued expenses	(57,830)	85,228
Warranty reserve	-	70,000
Total adjustments	415,796	599,824
Net cash provided (used) by operating activities	(1,292,402)	742,883

Cash flows from investing activities
Purchase of property and equipment	(23,249)	(51,065)
Proceeds from sale of property and equipment	-	30,000
Net cash used by investing activities	(23,249)	(21,065)

Cash flows from financing activities
Proceeds from shareholder loan	300,000	995,000
Payments on shareholder loan	-	(433,333)
Payments of capital lease obligations	(177,195)	(176,984)
Net cash provided by financing activities	122,805	384,683
Net increase (decrease) in cash	(1,192,846)	1,106,501
Cash – beginning of period	1,777,816	671,315
Cash – end of period	$584,970	$1,777,816

Supplemental disclosures of cash flow information
Cash paid during the period for
Interest	$241,180	$138,551
Income taxes	5,113	2,000

Supplemental disclosure of noncash investing and financing activities
Capital lease obligations incurred for additions to property and equipment	$-	$180,350

The accompanying notes are an integral part of the financial statements.

Elcom Technologies, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2011 and 2010

Note 1 – Business Description and Summary of Significant Accounting Policies

Business Description: Elcom Technologies, Inc. and Subsidiaries (the Company), located in Northern New Jersey, is a designer, developer and manufacturer of microware signaling devices and subsystems for satellite communication, wireless communication and fiber optic network companies in commercial and defense industries.

Principles of Consolidation: The consolidated financial statements include the accounts of Elcom Technologies, Inc. and its wholly owned subsidiaries, Elcom Broadband Systems, Inc. and Acrolinks, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation. Both subsidiaries were inactive during the years ended December 31, 2011 and 2010.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition: The Company recognizes revenue upon transfer of title to its customers, which generally occurs upon shipment.

Cash: The Company considers all highly liquid investments with maturities of three months or less when purchased, as cash.

Allowance for Doubtful Accounts: Accounts receivable are reported net of an allowance for doubtful accounts. The Company maintains an allowance for estimated losses resulting from the inability of customers to make required payments. The collectability of outstanding customer invoices is continuously assessed. In estimating the allowance, the Company considers factors such as historical collection, a customer’s current credit worthiness, and age of the receivable balance both individually and in the aggregate, and general economic conditions that may affect a customer’s ability to pay.

Inventory: Inventories are valued at the lower of weighted average cost (first-in, first-out basis) or market.

Property and Equipment: Property and equipment are stated at cost, less accumulated depreciation. Depreciation on leasehold improvements is determined using the straight-line method over the life of the lease and on all other fixed assets using the double declining balance method over the lives of the assets, which range from 5 to 7 years. Expenditures for maintenance and repairs, which do not significantly increase the useful life of an asset, are expensed as incurred.

Elcom Technologies, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

December 31, 2011 and 2010

Note 1 – Business Description and Summary of Significant Accounting Policies (continued)

Income Taxes: The Company accounts for income taxes under the provisions of GAAP, which requires, among other things, an asset and liability approach for financial accounting and reporting for deferred income taxes. Deferred income taxes arise from temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities. In addition, the deferred tax assets and liabilities are required to be adjusted for the effect of any future changes in the tax law or rates.

The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits which are not expected to be realized.

Stock-Based Compensation: The Company recognizes the costs resulting from all shared-based payment transactions in the financial statements at their fair values.

Advertising: The Company charges the costs of advertising to expense as incurred. Advertising expense was $24,399 and $34,168 for the years ended December 31, 2011 and 2010, respectively.

Research and Development Expenses: Research and development expenses are charged to operations as incurred.

Fair Value of Financial Instruments: The Company’s financial instruments consist mainly of cash, accounts receivable and accounts payable. The carrying amounts in these financial statements approximate fair value due to their short-term nature. The carrying amounts of long-term debt are estimated to approximate their fair values as the stated notes approximate their current value.

Credit Risk Concentration: The Company believes that its accounts receivable does not represent a concentration of credit risk because the Company’s customer base is dispersed throughout the United States and various other countries. The Company performs continuing credit evaluations of its customers’ financial condition and generally does not require collateral. Historically, the Company has not experienced significant losses from accounts receivable.

Elcom Technologies, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

December 31, 2011 and 2010

Note 2 – Inventory

As of December 31, 2011 and 2010, the inventory balances were comprised as follows:

	2011	2010
Raw materials	$706,568	$855,944
Work-in-process	2,383,134	2,338,219
	$3,089,702	$3,194,163

Note 3 – Property and Equipment

	December 31,
	2011	2010
Lab equipment	$3,095,242	$3,091,893
Computer equipment and software	439,812	423,312
Furniture and fixtures	102,004	97,604
Leasehold improvements	306,697	307,697
	3,943,755	3,920,506
Accumulated depreciation	(3,345,610)	(3,046,709)
	$598,145	$873,797

Lab equipment includes assets recorded under capital leases of $676,307 at December 31, 2011 and 2010. Related accumulated depreciation was $360,025 and $233,513 as of December 31, 2011 and 2010, respectively.

Depreciation expense for the years ended December 31, 2011 and 2010 was $298,901 and $338,736, respectively.

Note 4 – Long-Term Debt

On July 22, 2005, the Company entered into a financing agreement for a term loan in the amount of $3,000,000. The loan was payable in monthly installments of $83,333 plus interest at LIBOR (3.31% at August 1, 2008) plus 4.5% and matured on August 1, 2008. The agreement contained financial covenants relating to accumulated revenues and operating losses. The agreement required that the Company grant 43,158 warrants to the financial institution at $17.38 per share with a 9-year term. These warrants are exercisable at the discretion of the holder.

Elcom Technologies, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

December 31, 2011 and 2010

Note 4 – Long-Term Debt (continued)

On December 28, 2006, the Company signed a five-year agreement for a convertible promissory note in the amount of $1,500,000 (the “FEI Note”). The entire principal amount was payable at the maturity on December 28, 2011 and was secured by a lien on all accounts receivable of the Company. The Company defaulted on this obligation to repay the FEI Note at the maturity on December 28, 2011 and consequently was served, by Summons filed December 29, 2011 through the Supreme Court of The State of New York, a Notice of Motion for Summary Judgment In Lieu of Complaint. See Note 15. The note was senior in all respects, including the right of payment, to all other indebtedness of the Company existing as of December 31, 2011 and thereafter. At any time following the third anniversary, the lender had the option to convert the unpaid principal amount of this note plus accrued and unpaid interest into shares of Preferred Series A-1 Stock at a conversion price per share determined by a formula as further described in the agreement; however, the conversion price per share would in no event have been lower than $5.00. In addition, 75,000 warrants exercisable into shares of Series A-1 Preferred Stock were issued to the lender in connection with the convertible promissory note. Accordingly the Company reduced the debt and recorded warrants in the amount of $241,854, the fair value using the Black Scholes option-pricing model. The discount was amortized by a charge to interest expense over the term of the note. If the note was paid prior to maturity date, any remaining discount would have been accelerated to interest expense. Interest expense in the amount of $48,366 and $48,372 was recorded for the years ended December 31, 2011 and 2010, respectively. These warrants were exercisable at the discretion of the holder. The note bears interest at the prime rate (3.25% at December 31, 2011 and 2010).

Interest expense for the years ended December 31, 2011 and 2010 amounted to $255,215 and $253,990, respectively.

Elcom Technologies, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

December 31, 2011 and 2010

Note 5 – Capital Lease Obligations

The future minimum lease payments under the capitalized lease obligations, included in property and equipment (See Note 3), and the present value of net minimum lease payments as of December 31, 2011 are as follows:

December 31, 2012	$200,592
2013	92,474
Net minimum lease payments	$293,066
Less amount representing interest	(17,790)
Present value of net minimum lease payments	$275,276

Current portion	$185,422
Noncurrent portion	89,854
$275,276

Note 6 – Operating Leases

The Company leases office and warehouse space under a lease expiring in March 2016. The remaining minimum payments required during the term of this operating lease are as follows:

December 31, 2012	$316,000
2013	320,000
2014	332,000
2015	336,000
2016	84,000
Total minimum lease payments	$1,388,000

Rent expenses of $298,000 and $305,500 for the years ended December 31, 2011 and 2010, respectively, are included within operating expenses.

Elcom Technologies, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

December 31, 2011 and 2010

Note 7 – Income Taxes

The tax provision for the years ended December 31, consists of the following:

	2011	2010

Current federal tax	$-	$-
Current state tax	5,113	2,000
Deferred income tax expense (benefit)	(655,171)	41,286
Increase (reduction) of deferred tax asset valuation allowance	655,171	(41,286)
Total tax provision	$5,113	$2,000

During the year ended December 31, 2010, prior valuation allowances were reduced by $41,286 due to the generation of taxable income during the year ended December 31, 2010, which utilized a portion of the net deferred income tax asset recorded at the end of 2009.

At December 31, 2011, the Company has federal and state net operating loss carryforwards totaling approximately $7,900,000 and $3,890,000, respectively that may be offset against future taxable income through 2030 and 2017, respectively. The utilization of these net operating loss carryforwards may be significantly limited under the Internal Revenue Code as a result of ownership changes due to the Company’s stock and other equity offerings. The Company also has temporary deductible timing differences. A deferred tax asset of $4,278,881 has been recognized for the carryforwards and timing differences. However, no tax benefit has been reported in the December 31, 2011 financial statements because the Company believes there is at least a 50% chance that the carryforwards and timing differences will not be utilized. Accordingly, the $4,278,881 tax benefits have been offset by a $4,278,881 valuation allowance. As time passes, management will be able to better assess the amount of tax benefit the Company will realize from the carryforwards and timing differences. For the year ended December 31, 2010, the expected tax provision that would result from applying federal statutory tax rates differs from the amounts reported in the financial statements because of the decrease in the valuation allowance.

Elcom Technologies, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

December 31, 2011 and 2010

Note 7 – Income Taxes (continued)

Deferred tax assets and liabilities consist of the following at December 31,:

	2011	2010

Deferred tax assets:
Reserve for bad debts	$24,312	$3,496
Reserve for inventory	565,502	362,521
Inventory 263(a) adjustment	99,206	96,936
Depreciation	(58,452)	5,777
Accrued expenses	312,612	314,985
Capital loss carryforward	108,790	108,790
Net operating loss carryforwards	3,226,911	2,731,205
Gross deferred tax assets	4,278,881	3,623,710
Valuation allowance	(4,278,881)	(3,623,710)
Net deferred tax assets	$-	$-

The Company files income tax returns in the U.S. federal jurisdiction and the New Jersey state jurisdiction. The Company is no longer subject to U.S. federal and state income tax examinations by tax authorities for years before 2004.

The Company follows a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. Tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized. The Company has evaluated its tax positions and has concluded that the tax positions do not meet the more-likely-than-not recognition threshold. As such, there is no impact on the Company’s financial position or results of operations.

Note 8 – Stockholders’ Equity

In accordance with the provisions of the Company’s amended and restated Certificate of Incorporation, the Company is authorized to issue a total of 7,150,000 shares of two classes of stock to be designated, respectively, as common stock (4,825,000 shares) and preferred stock (2,325,000 shares). Of the 2,325,000 preferred shares, 750,000 are designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”) and 1,575,000 are designated as Series A-1 Convertible Preferred Stock (“Series A-1 Preferred Stock”). All shares of the Company’s common and preferred stock have a par value of $0.01 per share.

Elcom Technologies, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

December 31, 2011 and 2010

Note 8 – Stockholders’ Equity (continued)

On December 28, 2006 the Company issued 450,000 Shares of Series A-1 Preferred Stock, at a price per share of $5.00, receiving aggregate proceeds of $2,250,000. The proceeds were received in cash in the amount of $1,750,000 and marketable securities in the amount of $500,000. Costs related to the issuance of the Series A-1 Preferred Stock totaling $242,500 were recorded as a reduction of paid in capital for the year ended December 31, 2006.

Effective December 28, 2006, pursuant to the agreements, holders of convertible promissory notes in the amount of $1,709,155, including interest, were issued 341,831 shares of Series A-1 Preferred Stock.

Conversion: Each share of Preferred Stock shall automatically be converted into shares of common stock (a) at any time upon the affirmative election of the holders of at least a majority of the outstanding shares of the Series A Preferred Stock and the then outstanding shares of Series A-1 Preferred Stock of (b) immediately upon the closing of a firmly underwritten public offering in which gross proceeds are at least $30,000,000, at an implied pre-offering valuation of the Company of not less than $150,000,000. The initial conversion price per share of Series A Preferred Stock was $39.11, which was adjusted to $17.38 at December 31, 2001 pursuant to the terms of the Company’s Certificate of Incorporation then in effect, and further adjusted to $12.84 in connection with the December 28, 2006 Amended and Restated Certificate of Incorporation.

The initial conversion price per share for Series A-1 Preferred Stock shall be $5.00, subject to adjustments.

Dividends: Upon declaration by the Board of Directors, the holders of the Series A Preferred Stock, Series A-1 Preferred Stock and holders of Special Common Stock (Special Common Stock is defined as common stock purchased prior to January 3, 2001 exclusive of common stock held by Founder), are entitled to receive non-cumulative dividends out of funds legally available, dividends as follows:

i.	shall be entitled to receive in aggregate an amount per share equal to the Series A Preferred Stock and Series A-1 Preferred Stock Original Issue Price plus interest at a rate, per annum, equal to LIBOR, compounded annually from the date of issuance of such shares (the “Preferred Initial Dividend”).

ii.	holders of Special Common Stock shall be entitled to receive (x) in the case of the holders pursuant to the Investment Agreement dated February 3, 1998, an amount per share equal to $1.61 (as adjusted for any stock dividends or splits) plus interest at a rate, per annum, equal to LIBOR, compounded annually from the date of issuance of such shares and (y) in the case of holders issued on or about June 15, 2000, an amount per share equal to $10.29 (as adjusted for any stock dividends or splits) plus interest at a rate, per annum, equal to LIBOR, compounded annually from the date of issuance of such shares.

Elcom Technologies, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

December 31, 2011 and 2010

Note 8 – Stockholders’ Equity (continued)

iii.	from the date that the holders of the Preferred Stock have received the Preferred Initial Dividend, any such dividends or distributions shall be shared ratably by the holders of the Preferred Stock on an as converted basis. The Series A Preferred Original Issue Price shall be $39.11, as such may be adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to each share. The Series A-1 Preferred Original Issue Price shall be $5.00, as such may be adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to each share.

Voting Rights: The holders of Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Preferred Stock could then be converted. The holder of such vote will have full voting rights and powers equal to the voting rights and powers of the holders of the Common Stock.

Provided that the holders of the Preferred Stock hold at least 5% of the issued and outstanding capital stock of the Company, the Company may not take certain specified actions without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of the Series A Preferred Stock and the then outstanding shares of Series A-1 Preferred Stock, on a converted basis, voting as a single class.

Liquidation Preference: Upon any liquation, dissolution of winding-up of the Company, the holders of any Preferred Stock and the holders of the common stock purchased prior to January 3, 2001 other than the founders (“Special Common Stockholders”) shall have liquidation preferences as follows:

Series A Stockholders - Original Issue Price ($39.11) per share plus 8% of Series A Original Price per annum compounded annually, plus all declared and unpaid dividends on such shares (adjusted for any stock dividends or splits).

Series A-1 Stockholders – Original Issue Price ($5.00) per share plus 8% of Series A-1 Original Issue Price per annum compounded annually, plus all declared and unpaid dividends on such shares (adjusted for any stock dividends or splits).

Elcom Technologies, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

December 31, 2011 and 2010

Note 8 – Stockholders’ Equity (continued)

Special Common Stockholders – Special Common Stock is defined as common stock purchased prior to January 3, 2001 exclusive of common stock held by Founders (as defined). As of December 31, 2011, Founders held an aggregate of 536,064 shares, including common shares in escrow. The holders of the Special Common Stock issued pursuant to the Investment Agreement dated February 3, 1998, are entitled to a liquidation preference of $1.61 per share, plus 8% per annum compounded annually, plus all declared and unpaid dividends on such shares (adjusted for any stock dividends or splits) and the holders of the Special Common Stock issued on or about June 15, 2000, are entitled to a liquidation preference of $10.29 per share, plus 8% of such price per annum compounded annually, plus all declared and unpaid dividends (adjusted for any stock dividends or splits).

If, upon liquidation, the assets of the Company shall be insufficient to make payment in full to all holders of Series A Preferred Stock, Series A-1 Preferred Stock and Special Common Stock, then such assets will be distributed among those holders ratably in proportion to the amounts to which they would otherwise be respectively entitled.

Any remaining assets after the aforementioned liquidation preferences have been satisfied will be distributed until the holders of Series A Preferred Stock and Series A-1 Preferred Stock have received an aggregate amount equal to 4 times the respective Original Issue Prices.

At December 31, 2011, common shares issued or reserved for future issuance are as follows:

Convertible Series A Preferred Stock	-
Stock Option Plans	282,020
282,020

On January 20, 2005, the Company granted 4,028 warrants to a financial institution with a ten-year term. Additionally, on July 22, 2005, the Company granted 43,153 warrants to financial institutions with a nine-year term. In connection with the Loan Payable entered into on December 28, 2006, the Company granted 75,000 warrants to an investor with a ten-year term. These warrants are exercisable at the discretion of the holder and are not redeemable.

Elcom Technologies, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

December 31, 2011 and 2010

Note 9 – Stock Option Plans

In connection with Stock Option Agreements dated February 3, 1998 and October 10, 1999, the Company granted two stockholders the option to purchase additional shares of the Company. The 1998 and 1999 agreements granted the option to purchase 126,000 shares (90,000 shares at $1.61 per share and 36,000 shares at $0.82 per share) and 36,450 shares (all at $5.35 per share), respectively. All of these options were immediately 100% vested.

During the year ended December 31, 2000, the Company established a non-qualified stock option plan. Under the plan, the stock options have a term of ten years, subject to termination, in the event of a participant’s termination of employment. The options vest 1/3 on each of the first through third anniversaries of the grant date. Upon establishment of this stock option plan, the maximum number of shares that could have been granted in connection with the plan was 119,570. As of December 31, 2005, April 7, 2006, and July 25, 2008, amendments were made to the plan to increase the amount of shares by 11,753, 33,324, and 125,000, respectively, to a total maximum number of shares to be granted under the stock option plan of 289,647. The Company granted 86,423 options under this plan during the year ended December 31, 2005. The exercise price of all options granted during the year ended December 31, 2005 was $5.21. There were no options granted under this plan during the years ended December 31, 2006 and 2007. The Company granted 177,100 options under this plan during the year ended December 31, 2008. The exercise price of all options granted during the year ended December 31, 2008 was $0.50. There were no options granted during the years ended December 31, 2009, 2010, and 2011.

The Company has elected to use the calculated value method to account for the options issued in 2008. Management has determined that it is not practical to reasonably estimate the grant-date fair value of the options. Instead, management determined an appropriate industry sector index and has used the historical closing return values of that index to estimate volatility. Using the Black-Scholes-Merton option pricing model, management has determined that the options issued in 2008 have a calculated value of $0.34 per share.

Total compensation cost associated with these options is $55,571 and will be recognized over the three-year service period that began on the grant date. Compensation cost recognized on options granted in 2008 was $9,706 and $18,549 for the years ended December 31, 2011 and 2010, respectively.

Elcom Technologies, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

December 31, 2011 and 2010

Note 9 – Stock Option Plans (continued)

The following transactions occurred with respect to stock options during the year ended December 31, 2011:

	Number of	Weighted-Average
	Options	Exercise Price
Options outstanding at December 31, 2010	197,550	$1.48
Granted	-	-
Exercised	-	-
Forfeited or expired	(10,750)	9.71
Options outstanding at December 31, 2011	186,800	$1.00

The following table summarizes information concerning outstanding options at December 31, 2011:

Options Outstanding
		Weighted-Average
Number of		Remaining
Stock Options		Contractual Life-
Outstanding	Exercise Price	Years
5,850	3.00	1.93
3,000	3.00	2.67
15,200	5.21	3.42
162,750	0.50	6.50
186,800		6.04

Options outstanding that are exercisable total 186,800, at a weighted-average exercise price of $1.00 at December 31, 2011.

Elcom Technologies, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

December 31, 2011 and 2010

Note 10 – Warranties

The Company accrues an estimate of its exposure to warranty claims based on both current and historical product sales data and warranty costs incurred. The Company assesses the adequacy of its recorded warranty liability annually and adjusts the amount as necessary. Changes in the Company’s warranty liability were as follows:

	2011	2010
Warranty accrual, beginning of year	$370,000	$300,000
Charged to costs and expenses	154,053	438,109
Actual warranty expenditures	(154,053)	(368,109)
Warranty accrual, end of year	$370,000	$370,000

Note 11 – Pension Plan

The Company has a 401(k) plan covering all eligible employees of the Company, as defined in the Plan Document. Employee contributions are voluntary up to federally designated limits. There were no employer contributions for the years ended December 31, 2010 and 2011.

Note 12 – Concentration of Credit Risk

Major Customers: For both the years ended December 31, 2011 and 2010, the Company had 2 major customers, sales to which accounted for 28% and 36% of the Company’s total revenues, respectively. The Company had uncollateralized accounts receivable balances from these customers as of December 31, 2011 and 2010 in the amounts of $324,081 and $278,692, respectively.

Concentration of Cash Balances: At December 31, 2011 and 2010, a cash balance of $261,755 and $1,412,824, respectively, was maintained in a bank account in excess of the $250,000 insured by the Federal Deposit Insurance Corporation (FDIC).

Elcom Technologies, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

December 31, 2011 and 2010

Note 13 – Related Party

Sales to a related party Preferred Stockholder were $16,125 and $310,608 for the years ended December 31, 2011 and 2010, respectively. The Company had accounts receivable from this party of $0 and $78,032 as of December 31, 2011 and 2010, respectively. The Company had $0 and $33,946 in accounts payable to this party as of December 31, 2011 and 2010, respectively.

Note 14 - Shareholder Loan Agreement

Effective April 1, 2009 (the “Effective Date”), the Company executed a loan agreement (the “Agreement”) with holders of the Company’s shares (the “Lenders”) pursuant to which the Company can, from the Effective Date until the date that is eight months following the effective date (the “Term”), borrow up to an aggregate amount of $750,000, based on and pledged by the Company’s accounts receivable. Under the terms of the Agreement, the Company’s accounts receivable shall at all times be equal to at least 125% of the aggregate loan amounts disbursed by the Lenders (the “Principal Amount”). The Company shall execute and deliver to each Lender a revolving promissory note, representing the obligation of the Company to repay each Lender’s pro rata share of the Principal Amount. The revolving promissory note includes certain affirmative and negative covenants. The aggregate Principal Amount plus accrued interest is payable at the Term. The aggregate Principal Amount bears interest at an annual rate of 22.8% and is secured by a lien on all accounts receivable of the Company.

At the Effective Date, the Lenders disbursed an aggregate amount of $650,000 to the Company.

In addition, under the terms of the Agreement, the Company’s convertible promissory note in the amount of $1,500,000 (see Note 4) is now also secured by a lien on all accounts receivable of the Company. The lien granted to the Lenders and the lien granted to the holder of the Company’s convertible promissory note in the amount of $1,500,000 secures the aforementioned debts on an equal and ratable basis.

Effective February 22, 2010, the Lenders granted an extension of the Term to the Company, as negotiations continued between the Company and the Lenders regarding a new convertible loan agreement under which the current Principal Amount would become part of the total principal amount of the new loan provided under the new convertible loan agreement.

Elcom Technologies, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

December 31, 2011 and 2010

Note 14 - Shareholder Loan Agreement (continued)

Effective March 24, 2010 (the “Convertible Loan Effective Date”), the Company executed a convertible loan agreement (the “Convertible Loan Agreement”) with the Lenders in the amount of $995,000 (the “Convertible Loan Amount”). The Convertible Loan Amount and all accrued and unpaid interest is due in full upon the earlier of the date that is 18 months following the Convertible Loan Effective Date and the closing date of a Financing in the Company or an Exit Transaction. The Convertible Loan Amount bears interest at an annual rate of 12% and accrued interest is payable on a quarterly basis.

The proceeds from the Convertible Loan Agreement were utilized to repay the outstanding Shareholder Loan balance of $433,333 plus accrued and unpaid interest per the Shareholder Loan Agreement dated April 1, 2009 and, upon this repayment, this previous Shareholder Loan Agreement was terminated.

In October 2011, the Convertible Loan Agreement was amended whereby the Lenders provided the Company with an additional loan in the aggregate principal amount of $300,000 under the terms and subject to the conditions set forth in the Convertible Loan Agreement.

If, at any time before repayment of the Convertible Loan Amount, there is a Financing in the Company or an Exit Transaction, the Lenders shall have the option to convert the Convertible Loan Amount plus accrued and unpaid interest into shares of Preferred Series A-1 Stock at a conversion price per share determined by a formula as further described in the Convertible Loan Agreement.

Note 15 – Subsequent Events

On February 21, 2012, in accordance with the terms of the stock purchase agreement, Frequency Electronics, Inc. (“FEI”), owner of 25.12% of the Company’s issued and outstanding capital stock, acquired the remaining 74.88% of the outstanding equity of the Company, at which point the Company became the wholly-owned subsidiary of FEI.

Pursuant to the terms of the stock purchase agreement, the Company’s outstanding, defaulted FEI Note (see Note 4) plus accrued and unpaid interest and the costs and expenses incurred by FEI in enforcing the FEI Note, and the Company’s outstanding Shareholder Loan Payable (see Note 14) plus accrued and unpaid interest, were paid off at the stock purchase closing through deduction from the purchase price consideration.

Management has evaluated subsequent events through April 16, 2012, the date which the financial statements were available for issue.

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